Exhibit 23.7
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement No. 333-290422 on Form S-4 of our report dated April 10, 2024 relating to the financial statements of Point Energy Partners Operating, LLC, appearing in the Current Report on Form 8-K of Vital Energy, Inc. filed on September 23, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 22, 2025